EXHIBIT 23.2
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             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


To the Board of Directors and Stockholders of Spire Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2005 relating to the consolidated financial statements of Spire Corporation and subsidiaries (the Company), included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.



/s/ VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
September 22, 2005